Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-119109, 333-124698), Form S-3 (No. 333-128014, 333-140977), and Form S-4 (No. 333-128016) of Hornbeck Offshore Services, Inc. of our report dated October 22, 2007 relating to the financial statements of Sea Mar Fleet, which appears in the Current Report on Form 8-K/A of Hornbeck Offshore Services, Inc. filed October 23, 2007.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Houston, Texas

October 22, 2007